EXHIBIT 99.1

PRESS RELEASE

SOURCE: MFN Financial Corporation

MFN FINANCIAL CORPORATION ANNOUNCES OFFERING OF
$296,250,000 OF AUTOMOBILE RECEIVABLES BACKED NOTES

LAKE FOREST, Ill., June 7, 2001 -- MFN Financial Corporation (OTC Bulletin
Board: MFNF - news), today announced that it is making, through certain of its affiliates, an offering of $296,250,000 aggregate principal amount of automobile receivables backed notes (the "Notes"). The Notes will consist of two classes:
$116,000,000 principal amount of Class A-1 Notes with a final scheduled distribution date of July 15, 2002 and $180,250,000 principal amount of Class A-2 Notes with a final scheduled distribution date of June 15, 2007. The proceeds of such offering are intended to be used to repay outstanding debt under the Company's warehouse facility.

The Notes will be offered pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the "Act"), and they will not be registered under the Act. Accordingly, the Notes will not be able to be offered or sold in the United States absent registration under the Act or an applicable exemption from the registration requirements of the Act. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities of MFN or any of its affiliates.

MFN Financial Corporation, with headquarters in Lake Forest, IL, is a consumer finance company whose principal subsidiaries operate under the name of Mercury Finance Company LLC. Mercury Finance Company LLC provides specialized, individual financing for automobile nonprime credit buyers through automobile dealerships.

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